UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 26, 2019
Date of report (Date of earliest event reported)
Astec Industries, Inc.
 (Exact Name of Registrant as Specified in Charter)

Tennessee	001-11595	62-0873631
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1725 Shepherd Road
Chattanooga, Tennessee 37421

(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (423) 899-5898
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§  230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§  240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On February 26, 2019, the Board elected Mary L. Howell as a new director of Astec Industries, Inc.  The Board determined that Ms. Howell is an “independent director” as defined in the Rule 5605(a)(2) of the Nasdaq Marketplace Rules and also appointed Ms. Howell to serve as a member of the audit committee of the Board.  Ms. Howell’s initial term as a director will expire at the Company’s 2019 annual meeting of shareholders, and the Company anticipates that she will stand for reelection at that time.

Ms. Howell has served as Chief Executive Officer of Howell Strategy Group, an international consulting firm, since the firm’s founding in January of 2010. Previously, Ms. Howell served as Executive Vice President of Textron Inc. from 1995 to 2009. She was an officer of that company for 24 years, serving on the Textron Management Committee, which was composed of Textron’s top five executives responsible for the management of the company, for over 15 years. Ms. Howell currently serves as Lead Director of the Board of Directors of Esterline Corporation, an aerospace and defense company. In addition, she serves on the Board of Vectrus, an industry-leading facilities management, logistics and network communications services company, and is a member of the Audit and Compensation Committees and Chairs the Strategy Committee. In 2008, Ms. Howell received the Charles Ruch Semper Fidelis Award and in 2010 became an Honorary Marine for her long-standing commitment to the U.S. Marine Corps and her leadership in various programs that have supported the Marine Corps mission. She graduated from the University of Massachusetts at Amherst with a Bachelor of Science Degree.

There have been no arrangements or understandings between Ms. Howell and any other person pursuant to which she was elected as a director.  Ms. Howell will receive compensation for her services as director in accordance with the director compensation plan described under the heading “Material Terms of Director Compensation Plan” in the Company’s definitive Proxy Statement dated March 9, 2018, and filed with the Securities and Exchange Commission on March 9, 2018.

On March 1, 2019, the Company issued a press release with additional information regarding the foregoing.  A copy of this press release is attached to this filing as an exhibit and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated March 1, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2019	ASTEC INDUSTRIES, INC.
By: /s/ Stephen C. Anderson Stephen C. Anderson Vice President and Secretary

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release, dated March 1, 2019